EXHIBIT 99.1

ASHFORD INC. SECOND QUARTER 2015
EARNINGS CONFERENCE CALL
August 7, 2015
11:00 a.m. Central

Introductory Comments – Stacy Feit

Good day, everyone, and welcome to today’s conference call to review results for Ashford Inc. for the second quarter of 2015 and to update you on recent developments. On the call today will be Monty Bennett, Chairman and Chief Executive Officer, and Deric Eubanks, Chief Financial Officer. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday afternoon in a press release that has been covered by the financial media.

At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to numerous assumptions, uncertainties, and known or unknown risks, which could cause actual results to differ materially from those anticipated. These risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them.

In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on August 6, 2015, and may also be accessed through the Company’s website at www.ashfordinc.com. Each listener is encouraged to review those reconciliations provided in the earnings releases together with all other information provided in the releases.

I will now turn the call over to Monty Bennett. Please go ahead sir.

Introduction – Monty Bennett

Good morning everyone, and thank you for joining us. We are pleased to present our financial results for the second quarter of 2015. I’ll begin by discussing our performance highlights. Afterwards, Deric will review our financial performance and then we’ll be happy to take your questions.

Our strategy is built around our ability to leverage the combined expertise of our management team to deliver superior returns for both our company and the platforms we advise. I believe we have the most highly-aligned, stable, and effective management team in the hospitality industry and our track record of success speaks for itself, as this is the same team that has generated a 187% total shareholder return for Ashford Trust since that company’s IPO in 2003. Thinking and acting like shareholders has always distinguished Ashford from others in our industry; we consider it one of our main competitive advantages and the primary reason for our superior performance. Our business is one with low capital needs, is high growth and is fee based. We have a diversified platform of multiple fee generators.

Currently, our company’s focus is to:
*    Grow our existing REIT platforms in terms of Total Enterprise Value and superior share performance compared to their peers,
*    Launch a select service focused REIT platform, with outside capital
*    Raise outside money for our alternative real estate securities platform as it continues with superior performance,
*    Consummate a transaction to roll in Remington, the affiliated property manager.

Currently, Ashford advises two publicly traded REIT platforms: Ashford Trust and Ashford Prime, which all together have 140 hotels with approximately 31,000 rooms and over $6.3 billion in assets. During the second quarter, we continued to grow our REIT assets under management, which increased $148 million to total approximately $6.3 billion as of quarter end, as we remained very active in both of our REIT platforms. Year to date, our assets under management have increased by over $773 million. We remain committed to launch a select service hotel platform, but one without the involvement of Ashford Hospitality Trust.

In addition to our current lodging investment platforms, we also have a real estate securities investment subsidiary called Ashford Investment Management, which is an alternative investment management firm that specializes in creating investment strategies focused on the real estate, REIT, hospitality and leisure sectors. As of the end of the second quarter, AIM had approximately $162 million of assets under management, up from $114 million at the end of the first quarter. Results are positive year to date which is remarkable considering that the real estate indices are down double digits. Volatility has been exceptionally low in the strategy.

The Company continues to engage in conversations regarding the acquisition of the REIT platforms’ largest property manager, Remington. We believe this makes strategic sense and a special committee of the Board is currently evaluating the possibility of a transaction. We will continue to keep you updated if a transaction materializes.

In summary, during the second quarter, we continued to grow our assets under management, as we remained very active on the acquisition front in both of our REIT platforms. Operationally, our managed REITs and securities platform continue to perform well. With continued strength in lodging sector fundamentals, we expect a solid second half of 2015.

Looking further ahead, we will continue to execute our plan to grow cash flow for our young company.

I will now turn the call over to Deric to review our financial performance for the quarter.

Financial Review – Deric Eubanks

Thanks, Monty.

I’d like to remind everyone that our financials for 2014 are presented in accordance with GAAP which requires that historical carve-out financial statements be presented. Accordingly, our results for the prior year period may not be representative of results in future periods. Also, for the second quarter, we have consolidated the financial position and operating results of the private investment funds managed by Ashford Investment Management. The financial impact from this consolidation is adjusted out of our financials through the noncontrolling interests in consolidated entities line items on the Company’s income statement and balance sheet.

For the second quarter ended June 30, 2015, advisory services revenue totaled $14.5 million, including $11.5 million from Ashford Trust and $3.0 million from Ashford Prime.

Net income attributable to common stockholders for the second quarter of 2015 totaled $3.9 million, or $1.97 per share, compared with a loss of $13.5 million, or $6.80 per diluted share for the second quarter of 2014.

Adjusted EBITDA for the second quarter of 2015 was $3.0 million, compared with a loss of $5.6 million for the second quarter of 2014.

Adjusted Net Income for the second quarter of 2015 was $2.7 million, or $1.22 per diluted share, compared with a loss of $5.6 million, or $2.85 per diluted share, for the second quarter of 2014.

At the end of the second quarter 2015, the Company had approximately $6.3 billion of assets under management from its managed companies. As of June 30, 2015, Ashford’s cash and cash equivalents totaled $21.1 million.

As of June 30, 2015, Ashford had 2.2 million fully diluted total shares of common stock and units outstanding.

I would like to highlight and provide some additional information pertaining to treatment of some non-cash expenses in our income statement. The first relates to the Non-cash stock/unit-based compensation expense of $5.2 million. Of this amount, approximately $2.4 million is attributable to the amortization of Trust stock granted to current Ashford employees prior to the spin-off while they were employees of Trust. An additional $1.2 million of the expense is attributable to Ashford stock options and stock grants issued to its employees and directors, and lastly, $1.6 million relates to Trust and Prime stock grants to employees of Ashford after the spin-off of Ashford from Trust; however, this $1.6 million also shows up in revenues under Non-cash stock/unit-based compensation and thus the net effect of that amount does not have an impact on Net income. Additionally, there is a non-cash item relating to the deferred compensation plan that affects Salaries and benefits expense. Due to the structure of the deferred compensation plan, the Company is required to realize the mark-to-market changes in value of the plan during the quarter on its income statement. During the quarter, the value of that plan decreased by $6.7 million on a mark-to-market basis, which led to a decrease in Salaries and benefits expense of $6.7 million. The amount of this change in value is a line item in our Adjusted EBITDA reconciliation in our earnings release.

Finally, yesterday, in consultation with our auditors, we learned that the manner in which our tax provision for the first quarter was calculated, which is subject to varying interpretations, is inaccurate.  When the 1st quarter Q was filed both the company and our auditors believed the tax provision to be materially correct.  As is customary for companies with cumulative GAAP losses, when we generate net deferred tax assets, we have typically reserved for them, which results in no deferred tax asset reflected on our balance sheet.  This means that we need to re-state our first quarter financial results, and we anticipate filing an amended Form 10-Q next week.  The net impact to our first quarter financial results from the reversal of this tax reserve is no impact to adjusted EBITDA or cash flow, but our GAAP Net Income and Adjusted Net Income will be approximately $1.2 million higher, as the reversal of the reserve will decrease income tax expense.  Additionally, similar to our second quarter financial results, our amended Form 10-Q for the first quarter will reflect the consolidated financial position and operating results of the private investment funds managed by Ashford Investment Management.

That concludes our prepared remarks and we will now open it up for your questions.

Q&A

Ending – Monty Bennett

Thank you all for your participation today. We look forward to speaking with you again on our next call and seeing you at our Investor Day which has been scheduled for October 20th in New York.

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